SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           TREMONT ADVISORS-CLASS B COMMON STOCK

                    MJG IV LTD PARTNERSHIP
                                 9/24/01            3,540-           18.8444
                    GABELLI FOUNDATION
                                10/01/01           28,000-           19.0000
                                 8/30/01            8,500-           18.8000
                                 8/29/01            9,500-           18.8200
                                 8/28/01            4,000-           18.8250
                                 8/27/01            2,000-           18.8100
                    MARIO GABELLI
                                10/01/01          222,500-           19.0000
                                 8/20/01           50,000-             *DO
                                 8/15/01           30,000-             *DO
                    BRIGHTON COMMUNICATIONS CORPORATION
                                10/01/01          130,756-           19.0000
                    GABELLI ASSOCIATES LTD
                                10/01/01            1,500-           19.0000
                                 9/25/01            1,500            18.8200





























                                             SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          TREMONT ADVISERS-CLASS A COMMON STOCK

                    MARIO J. GABELLI
                                10/01/01          407,464-           19.0000
                                10/01/01          223,805-           19.0000
                                 9/25/01           20,001-             *DO
                    GABELLI ASSOCIATES LTD
                                10/01/01            1,500-           19.0000
                                 9/26/01            1,500            18.8900
                                 9/05/01            2,900            18.7103
                                 8/22/01            2,000            18.4000


          (1) THE DISPOSITIONS ON 10/01/01 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.